Exhibit 20.1


Chase Manhattan Auto Grantor Trust 1996-B


From: Chase Manhattan Bank USA, N.A.

To:   Norwest Bank Minnesota, N.A.


                   MONTHLY CERTIFICATEHOLDER'S REPORT
                   ----------------------------------

Collection Period   4 Beginning Date               12/01/1996
Collection Period   4 End Date                     12/31/1996
Determination Date                                 01/10/1997
Distribution Date                                  01/15/1997


I. Monthly Principal and Principal Carryover Shortfall to Certificateholders (Per $1000 of Original Principal Amount)

      A. Class A                                                26.958691853
      B. Class B                                                26.958691963


II.   Monthly Interest and Unpaid Interest to
      Certificateholders
     (Per $1000 of Original Principal Amount)

      A. Class A                                                 5.037523398
      B. Class B                                                 5.151839256

III.  Servicing Fee Summary

      A. Loan Servicing Fee Disbursement                      $ 1,161,562.29
      B. Late Fees                                                    $ 0.00
      C. Net Investment Earnings on Certificate Account               $ 0.00
      D. Total Servicing Fee                                     0.762106416
         (per $1000 of Original Principal Amount)

IV.   Pool Factor Information

      A. Certificate Principal Balance

         1. Class A                                       $ 1,312,201,638.80
         2. Class B                                          $ 40,584,092.74

      B. Initial Certificate Balance

         1. Class A                                       $ 1,478,422,107.71
         2. Class B                                          $ 45,725,000.00

      C. Pool Factor (Lines A / B)

         1. Class A                                             0.8875690048
         2. Class B                                             0.8875690047


V.    Pool Balance at the end of the Collection Period    $ 1,352,785,731.54

VI.   Realized Losses for Collection Period                           $ 0.00
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VII.  Carryover Shortfall Information

      A. Principal Carryover Shortfall

         1. Class A                                                   $ 0.00
         2. Class B                                                   $ 0.00

      B. Interest Carryover Shortfall

         1. Class A                                                   $ 0.00
         2. Class B                                                   $ 0.00

VIII. Reserve Account Balance After Disbursement             $ 41,899,690.44

IX.   Specified Reserve Account Balance for Next
      Distribution Date                                      $ 43,965,536.28

X.    Aggregate Repurchase Amount for Collection Period               $ 0.00

XI.   Outstanding Advance Summary

      A. From Prior Period                                    $ 3,089,172.25
      B. From Current Period                                  $ 3,059,947.68
      C. Change in Amount Between Periods (Lines B - A)         $ -29,224.57